Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and Chief Financial Officer of HotApp International Inc (the “Company”), certifies that, to his knowledge:

1.
The report of the Company for the three month period ended March 31, 2015 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: May 20, 2015	By:	/s/ CHAN HENG FAI
Chan Heng Fai
Chief Executive Officer

	By:	/s/ ROBERT TRAPP
Robert Trapp
Chief Financial Officer